UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2016

VITALITY BIOPHARMA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California 90067		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Stevia First Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2016, Stevia First Corp. changed its legal name to “Vitality Biopharma, Inc.” (the “Company”). The name change was effected through a shareholder vote described below in Item 5.07. A copy of the Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) is attached as Exhibit 3.1 hereto.  The Amendment also effects the exchange of one (1) share of the Company’s common stock for each 10 shares of common stock currently outstanding or exercisable under any outstanding warrants or option agreements and an increase in the number of shares of authorized common stock from 525,000,000 to 1,000,000,000, which were also effected through the shareholder voted described below in Item 5.07.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 15, 2016, Stevia First Corp. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The total number of shares represented in person or by proxy at the Special Meeting was 61,257,247, of the 105,317,074 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. The following proposals were voted on at the Special Meeting by the Company’s stockholders:

Proposal No. 1 – Amendment of Articles of Incorporation.   The Company’s stockholders approved an amendment to the Company’s Articles of Incorporation, whereby a) the name of the Company would change to Vitality Biopharma, Inc. b) the Company would exchange one (1) share of the Company’s Common Stock (“Common Stock”) for each 10 shares of Common Stock currently outstanding or exercisable under any outstanding warrants or option agreements (the “Reverse Split”) and c) the number of shares of authorized common stock would be increased from 525,000,000 to 1,000,000,000. The votes cast were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
59,249,272	1,747,810	260,165	-

Proposal No. 2 – Amendment of 2012 Stock Incentive Plan.   The Company’s stockholders approved an amendment to the Company’s 2012 Stock Incentive Plan (the “Plan”) by increasing the number of the Company’s common shares available for issuance under the Plan from 1,800,000 (after adjusting for the Reverse Split)  to 3,600,000 and adding an evergreen provision which, on January 1 of each year, increases the number of the Company’s common shares available for issuance under the Plan by a number equal to 10% of the number of common shares previously available for issuance under the Plan.. The votes cast were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
58,421,268	2,460,509	375,470	-

Item 8.01. Other Events.

In connection with the name change, the Company launched a new corporate website: www.vitality.bio. The Company's investor relations information, including press releases and links to the Company's SEC filings, will now be found on this website. The Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the Company's corporate governance documents, including the charters of the committees of the Company's board of directors and Code of Business Conduct, are available on this website.

In connection with the Company's name change to Vitality Biopharma, Inc., the Company's common stock will cease trading under the ticker symbol “STVF”.  On July 20, 2016, for a period of 20 business days, it will trade under a temporary symbol “STVFD,” and after this period trading will commence under the symbol VBIO.  Along with the ticker symbol change, a new CUSIP number of 92849B107 has been assigned to the Company's common stock. Outstanding stock certificates for shares of the Company's common stock are not affected by the name change; they continue to be valid and need not be exchanged.

On July 19, 2016, the Company issued a press release announcing the name change. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1*	Certificate of Amendment to the Company’s Articles of Incorporation*
99.1*	Press Release dated July 19, 2016

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: July  19, 2016By:/s/ Robert Brooke

Name: Robert Brooke

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation
99.1	Press Release dated July 19, 2016